GUARANTY FEE AGREEMENT

THIS GUARANTY FEE AGREEMENT (this "**Agreement**") is made as of January 1, 2023 (the "**Effective Date**"), by and between Jonathan P. Carroll ("Guarantor") and Nixon Product Storage, LLC, a Delaware limited liability company ("NPS"). Guarantor and NPS are sometimes referred to herein as the "**Parties**".

WHEREAS, NPS entered a Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "**Loan Agreement**") dated October 1, 2021, with Greater Nevada Credit Union ("**Lender**") as evidenced by: (1) that certain Guaranteed Note of even date with the Loan Agreement, in the original principal sum of NINE MILLION AND 00/100 DOLLARS ($9,000,000.00) and (2) that certain Non-Guaranteed Note of even date with the Loan Agreement, in the original principal sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), collectively referred to herein as (the "**Notes**"); and

WHEREAS, as a condition precedent to Lender's obligations to extend credit to NPS under the Loan Agreement, Lender required the execution and delivery of an unconditional guaranty as security for the obligations of NPS under the Loan Agreement and Notes; and

WHEREAS, Guarantor entered a United States Department of Agriculture Rural Development Unconditional Guarantee, Business and Industry Guaranteed Loan Program (as amended, restated, supplemented or otherwise modified from time to time, the "**Guaranty**") of even date with the Loan Agreement and Notes in favor of Lender to secure NPS's obligations under the Loan Agreement and Notes.

NOW, THEREFORE, in consideration of the Guaranty and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by NPS, the Parties agree as follows:

1. Payment of Fee. NPS shall pay Guarantor or assignee a fee in an amount equal to two percent (2.00%) per annum (the "**Guaranty Fee**"), paid monthly, of the outstanding principal balance owed under the Loan Agreement (the "**Guaranty Fee Basis**"). Amounts payable to Guarantor as the Guaranty Fee shall be paid in cash at the end of each calendar month.

2. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without reference to any conflict of law provision.

3. Counterparts. This Agreement may be executed in multiple counterparts, including counterparts transmitted by facsimile, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

NIXON PRODUCT STORAGE, LLC

By: Jonathan Carroll (Mar 14, 2023 10:09 CDT)
Jonathan P. Carroll

JONATHAN P. CARROLL

By: Jonathan Carroll (Mar 14, 2023 10:09 CDT)
Jonathan P. Carroll

NPS Guaranty Fee Agreement $10M 1-1-23

Final Audit Report 2023-03-14

Created:	2023-03-14
By:	Ty Graham (tylermurrellgraham@gmail.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAA0_ML8K36N4QwJMJT2Hzh0AhFFdXLjRB2

"NPS Guaranty Fee Agreement $10M 1-1-23" History

- Document created by Ty Graham (tylermurrellgraham@gmail.com)
  2023-03-14 - 3:06:58 PM GMT- IP address: 99.1.46.45

- Document emailed to Jonathan Carroll (jcarroll@lazarusenergy.com) for signature
  2023-03-14 - 3:07:52 PM GMT

- Email viewed by Jonathan Carroll (jcarroll@lazarusenergy.com)
  2023-03-14 - 3:09:41 PM GMT- IP address: 69.147.87.121

- Document e-signed by Jonathan Carroll (jcarroll@lazarusenergy.com)
  Signature Date: 2023-03-14 - 3:09:59 PM GMT - Time Source: server- IP address: 108.250.11.161

- Agreement completed.
  2023-03-14 - 3:09:59 PM GMT